SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 24, 2005

(Date of earliest event reported)

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2005, the Executive Compensation, Nominating and Corporate Governance Committee of the Board of Directors (the “Compensation Committee”) of Universal Corporation (the “Company”) took the following actions relating to executive compensation:

Restricted Stock Awards. The Compensation Committee approved the award of restricted stock to certain senior executives of the Company pursuant to the Universal Corporation 2002 Executive Stock Plan. The following Named Executive Officers of the Company received restricted stock awards: Allen B. King, Hartwell H. Roper, James H. Starkey, III and William L. Taylor. A form Restricted Stock Agreement applicable to such awards is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Stock Appreciation Rights Awards. The Compensation Committee approved the award of stock appreciation rights to certain senior executives of the Company pursuant to the Universal Corporation 2002 Executive Stock Plan. The following Named Executive Officers of the Company received stock appreciation rights awards: Allen B. King, Hartwell H. Roper, James H. Starkey, III and William L. Taylor. A form Stock Appreciation Right Agreement applicable to such awards is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

No.	Description
99.1	Form Restricted Stock Agreement dated May 24, 2005.*

99.2	Form Stock Appreciation Right Agreement dated May 24, 2005.*

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date:	May 31, 2005	By:	/s/ George C. Freeman, III
George C. Freeman, III
General Counsel and Secretary

Exhibit Index

Exhibit Number	Document
99.1	Form Restricted Stock Agreement dated May 24, 2005.*

99.2	Form Stock Appreciation Rights Agreement dated May 24, 2005.*

*	Filed Herewith